Exhibit 99.1

Date: December 24, 2024	CorVel Corporation
5128 Apache Plume Road
Suite 400
Fort Worth, TX 76109

FOR IMMEDIATE RELEASE	Contact: Melissa Storan
Phone: 949-851-1473
www.corvel.com

CorVel Announces Effectiveness of Three-For-One Forward Stock Split

FORT WORTH, Texas, December 24, 2024 — CorVel Corporation (NASDAQ: CRVL) today announced the effectiveness of a three-for-one forward stock split, along with a proportionate increase in the number of authorized shares of its common stock to accommodate the stock split.

The Company filed an amendment to its Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the stock split and proportionate increase in the number of authorized shares of its common stock. The amendment will be effective on December 24, 2024.

As a result of the stock split, every one share of common stock outstanding or held in treasury on December 23, 2024, the record date for the stock split, was split into three shares of common stock. The additional shares of common stock are expected to be distributed on December 24, 2024.

Trading is expected to begin on a post-stock split adjusted basis at market open on December 26, 2024.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this Press Release, including statements regarding the timing of the distribution of the additional shares and the timing of trading on a post-stock split basis. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results to differ materially and adversely from those expressed, assumed, or implied by the forward-looking statements. Some of the risks and uncertainties that may cause actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the Nasdaq Global Select Market, the Company expressly disclaims any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in expectations, or as a result of the availability of new information.